Exhibit 10.2
THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), effective as of the 28th day of September, 2011 (the “Third Amendment Effective Date”), is entered into by and among MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors party hereto (the “Guarantors”), the Lenders party hereto (the “Lenders”) and BANK OF MONTREAL, as Administrative Agent for the Lenders (the “Administrative Agent”).
RECITALS
     WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain Second Amended and Restated Credit Agreement dated April 13, 2011 (as amended by the First Amendment to Second Amended and Restated Credit Agreement effective as of June 30, 2011, the Second Amendment to Second Amended and Restated Credit Agreement effective as of August 15, 2011, and as further amended or restated from time to time, the “Credit Agreement”); and
     WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement; and
     WHEREAS, said parties are willing to so amend the Credit Agreement subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Guarantors, the Lenders and the Administrative Agent agree as follows:
     1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.
     2. Amendments to Section 1.01.
(a)	Section 1.01 of the Credit Agreement is hereby amended to delete the definitions of “Change in Control”, “EBITDAX”, “Eureka Hunter”, “Loan Documents”, “Security Instruments” and “Unrestricted Subsidiary” in their entirety and substitute the following therefor in proper alphabetical order:

“Change in Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the Effective Date) of Equity Interests representing more than thirty percent (30%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower.

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period calculated on a trailing four quarter basis plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income Taxes, depreciation, depletion, amortization, expenses associated with the exploration of Oil and Gas Properties, all non-cash charges and adjustments (including stock-based compensation, impairment of asset values, non-cash adjustments to derivative carrying values, non-cash adjustments to asset retirement obligations and other similar items as from time to time required under GAAP) and all non-recurring expenses, minus all non-cash income added to Consolidated Net Income. Notwithstanding the foregoing, EBITDAX shall be Consolidated Net Income plus the aforementioned expenses or charges (i) for the most recently ended quarter multiplied by four (4) with respect to the quarter ended June 30, 2011, (ii) for the most recently ended two (2) quarters multiplied by two (2) with respect to the quarter ended September 30, 2011, and (iii) for the most recently ended three (3) quarters multiplied by four-thirds (4/3) with respect to the quarter ended December 31, 2011. With respect to any acquisitions completed in any fiscal quarter, EBITDAX shall be calculated on a pro forma basis as if such acquisitions had taken place as of the beginning of the quarter during which such acquisitions take place.

“Eureka Hunter Pipeline” means that certain pipeline system (as it may exist from time to time, including any expansions thereof) for the gathering of natural gas in Ohio and West Virginia commonly known as the Eureka Hunter Pipeline.

“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments, the Guaranties and the Intercreditor Agreement.

“Security Instruments” means the mortgages, deeds of trust and other agreements, instruments or certificates, and any and all other agreements, instruments, certificates or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) in connection with, or as security for the payment or performance of the Obligations, the Notes, this Agreement, as such agreements may be amended, modified, supplemented or restated from time to time, including, without limitation, the Security Agreement, the Canadian Collateral Documents and Mortgages.

“Unrestricted Subsidiary” means (i) any Subsidiary that at the time of determination shall have been designated as an Unrestricted Subsidiary by the Borrower in the manner provided below (and shall not have been subsequently designated as a Restricted Subsidiary), (ii) any Subsidiary of an Unrestricted Subsidiary and (iii) the Persons listed on Schedule 1.01A (except to the extent any such Person has been subsequently designated as a Restricted Subsidiary). The Borrower may from time to time designate any Subsidiary (including a newly-created or newly acquired Subsidiary) (other than a Subsidiary that, immediately after such designation, shall hold any Debt of, or Equity Interest in, the Borrower or any Restricted Subsidiary) as an Unrestricted Subsidiary, and may designate any Unrestricted Subsidiary as a Restricted Subsidiary so long as, immediately after giving effect to such designation, no Default shall have occurred and be continuing. Any designation by the Borrower pursuant to this definition shall be made in an officer’s certificate delivered to the Administrative Agent and containing a certification that such designation is in compliance with the terms of this definition.

(b)	Section 1.01 of the Credit Agreement is hereby amended to add the following new definitions in proper alphabetical order:

“Canadian Collateral Documents” means any security agreement, pledge agreement, guaranty, and the mortgages, deeds of trust and other agreements, instruments or certificates, and any and all other agreements, instruments, certificates or certificates now or hereafter executed and delivered by the Borrower or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Obligations pursuant to this Agreement) regarding Collateral located in Canada, in connection with, or as security for the payment or performance of the Obligations, the Notes or this Agreement, as such agreements may be amended, modified, supplemented or restated from time to time.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Third Amendment Effective Date, among the Administrative Agent, the Second Lien Agent and the Borrower.

“Liquidity” means the sum of (a) the Borrower’s unrestricted cash and cash equivalents and (b) the total unused availability under the Borrowing Base.

“Second Lien Agent” means Capital One, National Association in its capacity as administrative agent for the Second Lien Debt.

“Second Lien Debt” means the Debt and other obligations of the Borrower and the Restricted Subsidiaries evidenced by the Second Lien Credit Agreement and the other loan documents relating thereto.

“Second Lien Credit Agreement” means that certain Second Lien Term Loan Credit Agreement among the Borrower, the lenders party thereto and the Second Lien Agent.

“Senior Notes” means any senior unsecured notes issued by the Borrower; provided that the maturity date of the Senior Notes shall not be earlier than one year following the Maturity Date.

“Third Amendment Effective Date” means September 28, 2011.
     3. Amendment to Section 2.07(a). Section 2.07(a) of the Credit Agreement is hereby amended to restate in its entirety paragraph (iii) at the end of said paragraph (a) as follows:
“(iii) Upon the Third Amendment Effective Date, the Conforming Borrowing Base shall be equal to $167,500,000 and the Non-Conforming Borrowing Base shall be equal to $0. The Conforming Borrowing Base shall be automatically reduced by $0.30 for each $1.00 of the aggregate principal amount of Senior Notes not used by the Borrower to repay the Second Lien Debt. The Non-Conforming Borrowing Base shall not be subject to Scheduled Redeterminations or Interim Redeterminations.”
     4. Amendment to ARTICLE VII. ARTICLE VII of the Credit Agreement is hereby amended to restate Section 7.01, clause (a) of Section 7.05, Section 7.12, Section 7.13, Section 7.14, Section 7.15, and clauses (c) and (d) of Section 7.16 in their entirety as follows.
“Section 7.01 Organization; Powers. Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect. As of the Third Amendment Effective Date, Schedule 7.01 is an accurate corporate organizational chart of Borrower and its Subsidiaries showing the ownership of all Equity Interests in such Persons.”

“Section 7.05 Litigation.

(a) As of the Third Amendment Effective Date, except as set forth on Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any Loan Document or the Transactions.”

“Section 7.12 Insurance. The Borrower has, and has caused all its Restricted Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Restricted Subsidiaries. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to Property loss insurance.”

“Section 7.13 [RESERVED]”

“Section 7.14 Subsidiaries. Schedule 7.14 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower (as such Schedule may be updated from time to time, including pursuant to a notice delivered in accordance with Section 8.01(l)). As of the Third Amendment Effective Date, there are no Unrestricted Subsidiaries other than the Subsidiaries set forth in clause (iii) of the definition of “Unrestricted Subsidiaries” in Section 1.01.”

“Section 7.15 Location of Business and Offices. The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of Delaware is Magnum Hunter Resources Corporation; and the organizational identification number of the Borrower in Delaware is 2758331 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(l) in accordance with Section 12.01). Each Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization and organizational identification number in its jurisdiction of organization is stated on Schedule 7.14 (as such Schedule may be updated from time to time, including pursuant to a notice delivered in accordance with Section 8.01(l)).”
“Section 7.16 Properties; Titles, Etc.

(c) The rights and Properties presently owned, leased or licensed by the Borrower and the Restricted Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Borrower and the Restricted Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Effective Date.

(d) All of the material Properties of the Borrower and the Restricted Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.”
     5. Amendment to ARTICLE VIII. ARTICLE VIII of the Credit Agreement is hereby amended to restate clauses (c), (f), (g), (h), (i) and (n) of Section 8.01, clause (b) of Section 8.02, Section 8.07, Section 8.08 and clause (c) of Section 8.10 in their entirety as follows.
“Section 8.01 Financial Statements; Ratings Change; Other Information.

(c) Certificate of Financial Officer — Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 7.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

(f) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter (except standard and customary correspondence) submitted to the Borrower or any of its Restricted Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any such Restricted Subsidiary, and a copy of any response by the Borrower or any such Restricted Subsidiary, or the board of directors of the Borrower or any such Restricted Subsidiary, to such letter or report.

(g) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the SEC, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be.

(h) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement of the Borrower or any of its Restricted Subsidiaries, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

(i) Lists of Purchasers. Concurrently with the delivery of any Reserve Report to the Administrative Agent pursuant to Section 8.12, a list of Persons purchasing Hydrocarbons from the Borrower or any Restricted Subsidiary accounting for at least 80% of the revenues resulting from the sale of all Hydrocarbons in the one year period prior to the “as of” date of such Reserve Report.

(n) Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of the Borrower or any Restricted Subsidiary.”

“Section 8.02 Notices of Material Events.

(b) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against the Borrower or any Affiliate thereof not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Lenders that, in either such case, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;”

“Section 8.07 Insurance. The Borrower will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation to the Administrative Agent.”

“Section 8.08 Books and Records; Inspection Rights. The Borrower will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested on an individual and aggregate basis.”

“Section 8.10 Environmental Matters.

(c) The Borrower will, and will cause each Restricted Subsidiary to, undertake reasonable environmental audits in connection with any future acquisition of producing Oil and Gas Properties.”
     6. Amendment to Section 9.01. Section 9.01 of the Credit Agreement is hereby amended to restate in its entirety subsection (a) thereof as follows:
“(a) Current Ratio. Commencing with the fiscal quarter ending March 31, 2011, the Borrower will not permit, as of the last day of any fiscal quarter, its ratio of (i) consolidated current assets of the Borrower and the Restricted Subsidiaries (including the unused amount of the total Commitments, but excluding non-cash assets under FAS 133) to (ii) consolidated current liabilities of the Borrower and the Restricted Subsidiaries (excluding non-cash obligations under FAS 133) (such ratio, the “Current Ratio”) to be less than 1.0 to 1.0; provided that, if the Second Lien Debt is outstanding on June 30, 2012, then commencing with the fiscal quarter ending June 30, 2012, the Borrower will not permit, as of the last day of such fiscal quarter and any fiscal quarter thereafter, its Current Ratio to be less than 1.05 to 1.0; provided, further, that if the Second Lien Debt is repaid in full and the commitments thereunder are terminated, then commencing with the fiscal quarter during which such repayment and termination occur, the Borrower will not permit, as of the last day of such fiscal quarter and any fiscal quarter thereafter, its Current Ratio to be less than 1.0 to 1.0.”
     7. Amendment to Section 9.02. Section 9.02 of the Credit Agreement is hereby amended to delete the word “and” at the end of clause (o), redesignate clause (p) as clause (s) and insert the following new clauses (p), (q) and (r):
“(p) the Second Lien Debt (including guarantees in respect thereof) not to exceed an aggregate principal amount of $100,000,000 at any time outstanding and otherwise on terms and conditions reasonably satisfactory to the Administrative Agent; provided that the Borrower shall not prepay any amounts in respect of the Second Lien Debt unless (i) no Default or Event of Default has occurred and is continuing, (ii) after giving effect to such prepayment, the Borrower shall have minimum Liquidity of not less than $50,000,000 and (iii) no Borrowing Base Deficiency (as defined in the Intercreditor Agreement) exists; provided that, notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing and no Borrowing Base Deficiency exists, the Borrower may prepay the Second Lien Debt with the cash proceeds of (A) the Senior Notes or any other Debt securities evidenced by bonds, debentures, notes or similar instruments (excluding any Debt incurred in accordance with Section 9.02 of the Second Lien Credit Agreement) issued or incurred by the Borrower, or (B) to the extent so provided in the Second Lien Credit Agreement as in existence as of the Third Amendment Effective Date, sales or issuances of Equity Interests by the Borrower; provided, further that any such prepayment described in clauses (A) or (B) is made within the time period provided therefor in the Second Lien Credit Agreement as in existence as of the Third Amendment Effective Date.

(q) Debt evidenced by Senior Notes (including unsecured guarantees in respect thereof) not to exceed an aggregate principal amount of $300,000,000 at any time outstanding; provided that the Borrower shall not prepay any amounts owing under the Senior Notes at any time;

(r) (i) guarantees by the Borrower and the Restricted Subsidiaries in respect of Debt otherwise permitted by this Section 9.02 and (ii) unsecured guarantees by the Borrower and the Restricted Subsidiaries at any one time outstanding not to exceed $2,000,000 in respect of Debt of Unrestricted Subsidiaries incurred in the ordinary course of business in connection with accounts payable which are not greater than ninety (90) days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; and”.
     8. Amendment to Section 9.03. Section 9.03 of the Credit Agreement is hereby amended to restate in their entirety clauses (g) and (h) thereof as follows and add the following new clauses (i) and (j) at the end of said Section:
“(g) Liens on the assets of Unrestricted Subsidiaries securing Debt permitted by Sections 9.02(j) and (m) and Liens on the assets of Triad Hunter LLC securing Debt permitted by Section 9.02(m);

(h) Liens securing Debt permitted by Section 9.02(o); provided that such Liens extend only to the property purchased and/or financed with the proceeds of such Debt;

(i) a Lien on the Equity Interests in Eureka Hunter securing Debt of Eureka Hunter;

(j) Liens securing Debt permitted by Section 9.02(s); provided that (i) the Debt secured by such Liens shall not exceed $2,000,000 at any one time outstanding and (ii) such Liens extend only to the property purchased and/or financed with the proceeds of such Debt; and

(k) Liens securing the Second Lien Debt; provided that such Liens are subordinate to the Liens securing payment of the Obligations as set forth in the Intercreditor Agreement.”
     9. Amendment to Section 9.04. Section 9.04 of the Credit Agreement is hereby amended to delete the word “and” at the end of clause (d), redesignate clause (e) thereof as clause (f) and insert the following new clause (e):
“(e) the Borrower may repurchase warrants, options or other rights entitling the holder thereof to purchase or acquire any Equity Interest in the Borrower for cash consideration in an amount not to exceed $100,000; and”.
     10. Amendment to Section 9.05. Section 9.05 of the Credit Agreement is hereby amended to restate in its entirety clause (o) thereof as follows”

“(o) guarantees permitted under Section 9.02;”.
     11. Amendment to Section 9.16. Section 9.16 is hereby amended to delete the word “or” at the end of clauses (e) and (f) thereof and add the following new clause (h) at the end of said Section:
“or (h) the documents evidencing the Second Lien Debt and Senior Notes to the extent the restrictions and agreements contained in such documents are reasonably satisfactory to the Administrative Agent.”
     12. Amendment to Section 10.01. Section 10.01(k) of the Credit Agreement is hereby amended by deleting the word “Subsidiary” and inserting in place thereof the phrase “Restricted Subsidiary”.
     13. Amendment to Section 12.02(b). Section 12.02(b) of the Credit Agreement is hereby amended by restating in its entirety clause (ii) thereof as follows:
“(ii) increase the Conforming Borrowing Base or Non-Conforming Borrowing Base without the written consent of each Lender, decrease or maintain the Conforming Borrowing Base without the consent of the Required Lenders or modify Section 2.07 without the consent of each Lender,”.
     14. Amendment to Credit Agreement. The Credit Agreement is hereby amended to delete Annex I, Exhibit A, Exhibit D, Exhibit F-1, Schedule 1.01A, Schedule 7.01 and Schedule 7.05 in their entirety and insert in place thereof Annex I, Exhibit A, Exhibit D, Exhibit F-1, Schedule 1.01A, Schedule 7.01 and Schedule 7.05 in the forms attached hereto.
     15. Acknowledgement by the Borrower. The Borrower hereby acknowledges that the Eagle Acquisition Closing Date did not occur as a result of the failure of the Eagle Acquisition to be consummated on or before August 31, 2011.
     16. Ratification. Each of the Borrower and the Guarantors hereby ratifies all of its respective obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is the Borrower nor any Guarantor released from any covenant, warranty or obligation created by or contained herein or therein.
     17. Representations and Warranties. The Borrower and Guarantors hereby represent and warrant to the Administrative Agent and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Borrower and Guarantors, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower and Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof (except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date), (d) no Default or Event of Default exists under the Credit Agreement or under any Loan Document as of the Third Amendment Effective Date and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower and Guarantors.
     18. Conditions to Effectiveness. This Amendment shall be effective on the Third Amendment Effective Date upon satisfaction of the following conditions:
(a)	the Borrower, the Guarantors and each of the Lenders shall have executed and delivered to the Administrative Agent counterparts of this Amendment;

(b)	the Borrower shall have paid to the Administrative Agent and the Lenders all fees and expenses that are due in connection with this Amendment, including those amounts set forth in that certain letter dated August 31, 2011 between the Administrative Agent, BMO Capital Markets and the Borrower and any billed fees and disbursements of Andrews Kurth LLP;

(c)	the Administrative Agent, the Borrower and the Second Lien Agent shall have executed the Intercreditor Agreement;

(d)	the receipt by the Administrative Agent of true and correct copies of the documents evidencing the Second Lien Debt, which documents shall be reasonably satisfactory to the Administrative Agent in all material respects;

(e)	the closing and funding of the Second Lien Debt shall occur on the Third Amendment Effective Date; and

(f)	on the Third Amendment Effective Date, the Borrower shall demonstrate Liquidity (as defined in the Credit Agreement, as amended by this Amendment) of at least $50,000,000.

19.	New Lenders.

(a)	By its execution of this Amendment, each New Lender shall become a party to the Credit Agreement as of the Third Amendment Effective Date and shall have all the rights and obligations, severally and not jointly, of a “Lender” under the Credit Agreement and the other Loan Documents as if each were an original signatory thereto, and shall agree, and does hereby agree, severally and not jointly, to be bound by the terms and conditions set forth in the Credit Agreement and the other Loan Documents to which the Lenders are a party, in each case, as if each were an original signatory thereto.

(b)	Each New Lender, severally and not jointly, (i) confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and the Credit Agreement; (ii) agrees that it has independently and without reliance upon the Administrative Agent or any other Lender, and based on such information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and the Credit Agreement (and that it will, independently and without reliance upon the Administrative Agent, the Issuing Bank or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement); (iii) represents and warrants that (A) its name set forth herein is its legal name, (B) it has the full power and authority and the legal right to make, deliver and perform, and has taken all necessary action, to authorize the execution, delivery and performance of this Amendment, and any and all other documents delivered by it in connection herewith and to fulfill its obligations under, and to consummate the transactions contemplated by, this Amendment, the Credit Agreement and the other Loan Documents, (C) no consent or authorization of, filing with, or other act by or in respect of any Governmental Authority, is required in connection herewith or therewith, and (D) this Amendment constitutes its legal, valid and binding obligation; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) appoints and authorizes the Issuing Bank to take such action as letter of credit issuing bank on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Issuing Bank by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vii) represents and warrants that under applicable Laws no tax will be required to be withheld by the Administrative Agent or the Borrower with respect to any payments to be made to such New Lender hereunder or under any Loan Document, and no tax forms described in Section 5.03(a) of the Credit Agreement are required to be delivered by such New Lender (or if required, such tax forms have been delivered to the Administrative Agent as required under Section 5.03(a) of the Credit Agreement).

(c)	Each New Lender hereby advises each other party hereto that its respective address for notices and its respective Lending Office shall be as set forth below its name on its signature page attached hereto.

(d)	On the Third Amendment Effective Date, each of the Lenders that was a Lender prior to the date Third Amendment Effective Date (each, an “Existing Lender”) hereby sells, assigns, transfers and conveys to the New Lenders, and each of the New Lenders hereto hereby purchases and accepts, so much of the aggregate commitments under, and loans and participations in letters of credit outstanding under, the Credit Agreement such that, immediately after giving effect to the effectiveness of this Amendment, the Applicable Percentage of each Lender to the Credit Agreement and the portion of the relevant Commitment of each Lender, shall be as set forth on Annex I, as amended hereby (it being understood that if any Letters of Credit are outstanding under the Credit Agreement as of the Third Amendment Effective Date, then each of the New Lenders shall have purchased and accepted from the Existing Lenders, a participation in such outstanding Letters of Credit based on its respective Applicable Percentage). The foregoing assignments, transfers and conveyances are without recourse to any Existing Lender and without any warranties whatsoever by the Administrative Agent, the Issuing Bank or any Existing Lender as to title, enforceability, collectability, documentation or freedom from liens or encumbrances, in whole or in part, other than that the warranty of any such Existing Lender that it has not previously sold, transferred, conveyed or encumbered such interests. The Existing Lenders and the Lenders shall, if appropriate, make all appropriate adjustments in payments under the Credit Agreement and the other Loan Documents thereunder for periods prior to the adjustment date among themselves, but in no event shall any such adjustment of Eurodollar Loans (a) constitute a payment or prepayment of all or a portion of any Eurodollar Loans or (b) entitle any Lender to any reimbursement under Section 5.02 of the Credit Agreement.
     20. Matters Related to the Intercreditor Agreement. Each Lender (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the incurrence of the Second Lien Debt, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (d) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement as First Lien Collateral Agent (as defined therein) and on behalf of such Lender.
     21. Matters Related to the Security Agreement. Each Lender authorizes and instructs the Administrative Agent to enter into an amendment of the Security Agreement for the purpose of effectuating the transactions contemplated hereby.
     22. Counterparts. This Amendment may be signed in any number of counterparts, which may be delivered in original, electronic or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.
     23. Governing Law. This Amendment, all Notes, the other Loan Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of New York and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of New York and of the United States.

     24. Final Agreement of the Parties. Any previous agreement among the parties with respect to the subject matter hereof is superseded by the Credit Agreement, as amended by this Amendment. Nothing in this Amendment, express or implied is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Amendment.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the Third Amendment Effective Date.

BORROWER : MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation
By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

GUARANTORS : PRC WILLISTON, LLC, a Delaware limited liability company
By:	Magnum Hunter Resources Corporation,
its sole member

By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

MAGNUM HUNTER RESOURCES LP, a Delaware limited partnership
By:	Magnum Hunter Resources GP, LLC,
its general partner

By:	Magnum Hunter Resources Corporation,
its sole member

By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

Signature Page to Third Amendment to Credit Agreement

MAGNUM HUNTER RESOURCES GP, LLC, a Delaware limited liability company
By:
Magnum Hunter Resources Corporation,
its sole member

By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

TRIAD HUNTER, LLC, a Delaware limited liability company
By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Vice President

EAGLE FORD HUNTER, INC., a Colorado corporation
By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Secretary

MAGNUM HUNTER PRODUCTION INC., a Kentucky corporation
By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

NGAS HUNTER, LLC
By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Vice President and Treasurer

Signature Page to Third Amendment to Credit Agreement

MHR CALLCO CORPORATION, a corporation existing under the laws of the Province of Alberta
By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Vice President

MHR EXCHANGECO CORPORATION, a corporation existing under the laws of the Province of Alberta
By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Vice President

WILLISTON HUNTER CANADA, INC., a corporation existing under the laws of the Province of Alberta
By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Executive Vice President and Chief Financial Officer

WILLISTON HUNTER INC., a Delaware corporation
By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Executive Vice President and Chief Financial Officer

Signature Page to Third Amendment to Credit Agreement

WILLISTON HUNTER ND, LLC, a Delaware limited liability company
By:	/s/ Ronald D. Ormand
Ronald D. Ormand
Vice President and Treasurer

Signature Page to Third Amendment to Credit Agreement

ADMINISTRATIVE AGENT AND LENDER: BANK OF MONTREAL
By:	/s/ Gumaro Tijerina
Gumaro Tijerina
Director

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LENDER: CAPITAL ONE, NATIONAL ASSOCIATION
By:	/s/ Nancy M. Mak
Nancy M. Mak
Vice President

Signature Page to Third Amendment to Credit Agreement

LENDER: AMEGY BANK NATIONAL ASSOCIATION
By:	/s/ Mark Serice
Mark Serice
Senior Vice President

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LENDER: KEYBANK NATIONAL ASSOCIATION
By:	/s/ David Morris
David Morris
Vice President

Signature Page to Third Amendment to Credit Agreement

LENDER: UBS LOAN FINANCE LLC
By:	/s/ Irja R. Otsa
Irja R. Otsa
Associate Director

By:	/s/ Mary E. Evans
Mary E. Evans
Associate Director

Signature Page to Third Amendment to Credit Agreement

LENDER: CITIBANK, N.A.
By:	/s/ John Miller
John Miller
Vice President

Signature Page to Third Amendment to Credit Agreement

LENDER: DEUTSCHE BANK TRUST COMPANY AMERICAS
By:	/s/ Marguerite Sutton
Marguerite Sutton
Director

By:	/s/ Omayra Laucella
Omayra Laucella
Vice President

Signature Page to Third Amendment to Credit Agreement

LENDER: UNION BANK, N.A.
By:	/s/ Brian Caddell
Brian Caddell
Vice President

Signature Page to Third Amendment to Credit Agreement

LENDER: CREDIT SUISSE AG, Cayman Islands Branch
By:	/s/ Nupur Kumar
Nupur Kumar
Vice President

By:	/s/ Michael D. Spaight
Michael D. Spaight
Associate

Signature Page to Third Amendment to Credit Agreement

LENDER: GOLDMAN SACHS BANK USA
By:	/s/ Ashwin Ramakrishna
Ashwin Ramakrishna
Authorized Signatory

Signature Page to Third Amendment to Credit Agreement

LENDER: SUNTRUST BANK
By:	/s/ Andrew Johnson
	Name:	Andrew Johnson
	Title:	Director

Address for Notices: 303 Peachtree Street Atlanta GA, 30308, 4th Floor

Attention: Gregory C. Magnuson
Telecopy: 404-827-6270

Signature Page to Third Amendment to Credit Agreement

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
Bank of Montreal	12.600%	$31,500,000
Capital One, N.A.	11.000%	$27,500,000
Amegy Bank National Association	9.200%	$23,000,000
KeyBank National Association	9.200%	$23,000,000
UBS Loan Finance LLC	9.200%	$23,000,000
Citibank, N.A.	9.200%	$23,000,000
Deutsche Bank Trust Company Americas	9.200%	$23,000,000
Union Bank, N.A.	9.200%	$23,000,000
Credit Suisse AG	7.600%	$19,000,000
SunTrust Bank	7.600%	$19,000,000
Goldman Sachs Bank USA	6.000%	$15,000,000

TOTAL	100.000000000%	$250,000,000.00
Annex I